PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement ("**Agreement**") is made and entered into as of December 3, 2024, by and between Standard Silver Corporation, a Texas corporation ("**Buyer**"); and Daniel E. Gorski, joined pro forma by Patrice Gorski, his spouse, for purposes of conveying rights in any community property interest, but not creating any property interest ("**Seller**" and collectively with Buyer, the "**Parties**").

RECITALS:

Seller is the owner of certain property as more particularly described below. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, such property on the terms and conditions hereinafter set forth.

Article I. GENERAL INFORMATION

The following general information is used throughout this Agreement:

1.1		Effective Date: The date both Buyer and Seller have executed this Agreement.
1.2		Land: That certain real estate and along with those mining patents, as more particularly described on **Exhibit A**.
1.3		Purchase Price: Seventy-Five Thousand Dollars and no/100s ($75,000.00) to be paid within one (1) year, consistent with the Deed of Trust and Promissory Note.
1.4		Closing Date: The Closing Date shall be on or before seven (7) days after the Effective Date.
1.5		Place of Closing: At the office of Buyer (provided that all delivery requirements may be handled by mail or courier service prior to the Closing Date).
1.6	Notices, Seller:	Daniel E. Gorski 7 Copano Point Road Rockport, Texas 78382 Email: deg.bmx@gmail.com

1.7 Notices, Buyer: Standard Silver Corporation
539 El Paso Street
Sierra Blanca, Texas 79851

Article II. DEFINITIONS

The terms defined in Article I, this Article II and elsewhere in this Agreement, whenever capitalized, will have the meanings so defined whenever such terms are used in this Agreement, unless the context clearly indicates a different meaning:

2.1 "Agreement". This instrument, together with all exhibits, which are incorporated herein by this reference.

2.2 "Business Day". Any day other than a Saturday, Sunday, Federal holiday or legal holiday in the State of New Mexico.

2.3 "Closing". The consummation of the transaction contemplated by this Agreement, including the conveyance of the Property to Buyer and disbursement of the Purchase Price (subject to adjustments provided for herein) to Seller.

2.4 "Closing Date". As specified in Section 1.4 above hereof.

2.5 "Contracts". Any and all contracts entered into by Seller and related to the Property.

2.6 "Current Funds". Wire transfer of current federal funds in accordance with wiring instructions to be provided by Seller, or such other forms of immediately available funds as may be acceptable to Seller.

2.7 "Deed". The quitclaim deed to be delivered to Buyer at Closing, in the form attached hereto as **Exhibit B.**

2.8 "Deed of Trust". The loan secured by the Property the terms of which are agreed upon by the Parties.

2.9 "Effective Date". As specified in Section 1.1 above hereof.

2.10 "Land". As specified in Section 1.2 above hereof.

2.11 "Place of Closing". As specified in Section 1.5 above hereof.

2.12 "Promissory Note". The promissory note evidencing Buyer's promise to pay the Purchase Price to Seller, subject to adjustments, and prorations, as provided herein, and the agreed upon terms of such payment.

2.13 "Property". The property to be conveyed to Buyer pursuant to this Agreement, as set forth in Article III hereof.

2.14 "Purchase Price". The sum specified in Section 1.3 above, payable in the manner set forth in Article IV hereof.

2.15 "Survey". The survey described in Section 6.1b).

Article III. AGREEMENT OF PURCHASE AND SALE

3.1 Sale and Purchase. Subject to the terms and conditions set forth in this Agreement, Seller agrees to sell, transfer and assign to Buyer, and Buyer agrees to purchase and accept from Seller, all of Seller's right, title and interest in and to the following described property (collectively, the "**Property**"):

a) Land. The Land;

b) Easements. All easements, if any, appurtenant to and benefiting the Land;

c) Rights and Appurtenances. All rights and appurtenances, if any, pertaining to the Land, including without limitation all right, title and interest of Seller in and to adjacent streets, alleys or rights-of-way; and

d) Improvements. All improvements to and structures in and on the Land, if any (the **"Improvements"**).

Article IV. CONSIDERATION

4.1 Payment of Purchase Price. The balance of the Purchase Price, subject to adjustments and prorations as provided herein, will be paid by Buyer consistent with the terms of the Deed of Trust and Promissory Note. The Deed of Trust and Promissory Note shall be drafted and agreed upon by the Parties prior to Closing and shall set forth the terms by which Buyer shall pay the Purchase Price, which shall include, but not be limited to a maturity date of one (1) year after the Effective Date. As additional consideration, it is agreed and understood that Buyer shall be assuming all expenses and liabilities associated with the Property as of the Closing Date.

Article V. CONDITIONS TO CLOSING

5.1 Seller's Conditions to Closing. Seller's obligation to sell the Property to Buyer at the Closing is subject to and conditioned upon (i) neither Buyer nor Seller having terminated this Agreement in accordance with the provisions hereof; (ii) the complete and full delivery by Buyer of the items set forth in Section 8.2b) on the Closing Date, or the waiver of any such conditions in accordance with the terms of this Agreement, and (iii) Buyer having completed all required actions as set forth in this Agreement.

5.2 Buyer's Conditions to Closing. Buyer's obligation to buy the Property from Seller at the Closing is subject to and conditioned upon (i) neither Buyer nor Seller having terminated this Agreement in accordance with the provisions hereof; (ii) the complete and full delivery by Seller of the items set forth in Section 8.2a) on the Closing Date, or the waiver of any such conditions in accordance with the terms of this Agreement, and (iii) Seller having completed all required actions as set forth in this Agreement.

Article VI. DELIVERIES, INSPECTIONS

6.1 Seller's Deliveries.

a) Property Documents. Seller shall deliver to Buyer the copies of following items in Seller's possession and/or control (collectively the **"Property Documents"**) within **five (5) Business Days** after the Effective Date:

(i) Any existing environmental audit for the Property;

(ii) Any existing ALTA survey for the Property;

(iii) Any Contracts;

(iv) Any warranties, service contracts, and any other agreements related to the Property;

(v) Any notices or correspondence related to the Property, received by Seller from a governmental entity; and

(vi) Any building inspection reports, geotechnical studies, soil reports or any other third-party reports.

b) Survey. If Buyer desires a survey beyond any provided by Seller under Section 6.1(a)(ii) above, Buyer shall obtain at its own expense.

6.2 Delivery of Materials Upon Termination. In the event that this Agreement is terminated under the terms of this Agreement or ownership of the Property reverts to Buyer pursuant to Section 5.3, Buyer will return to Seller all Property Documents and all other materials delivered by Seller to Buyer not later than five (5) days after the date of termination or reversion.

Article VII. REPRESENTATIONS; DISCLAIMERS; ACKNOWLEDGMENTS

From the Effective Date of this Agreement until the Closing or earlier termination of this Agreement:

7.1 Limited Representations and Warranties. Seller represents and warrants to Buyer that, to Seller's knowledge, except as disclosed to Buyer in writing by Seller, (i) Seller has received no written notice from any governmental agency of any violation of any laws, regulations or codes, nor has Seller received any written or other notice of any alleged violations of any laws, regulations or codes related to the Property; (ii) Seller has received no written notice from any governmental agency of, any pending or threatened claims or notices of condemnations, changes in zoning, or special assessments, concerning the Property, (iii) there are no contractual obligations or commitments Seller has made that will be transferred or assumed with the Property, or will remain unperformed, as of the Closing Date which have not been disclosed to Buyer; (iv) there are no property management agreements or other similar contractual obligations that will be transferred or assumed with the Property at the Closing Date; (v) there are no occupant(s), lessee(s), licensee(s) or tenant(s) occupying, possessing, residing, leasing, or permitted on the Property other than Seller; and (vi) Seller has no actual knowledge of any releases of Hazardous Materials (defined below) on, under or above the surface of the Land and of any Hazardous

Materials in the Improvements, except for those used by Seller in conformance with law. The foregoing representations and warranties shall survive for six (6) months after Closing.

7.2 Hazardous Materials. "Hazardous Materials" will mean any substance which is or contains (i) any "hazardous substance" as now or hereafter defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. 9601 et seq.) ("CERCLA") or any regulations promulgated under CERCLA; (ii) any "hazardous waste" as now or hereafter defined in the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.) ("RCRA") or regulations promulgated under RCRA; (iii) any substance regulated by the Toxic Substances Control Act (15 U.S.C. 2601 et seq.); (iv) gasoline, diesel fuel, or other petroleum hydrocarbons; (v)asbestos and asbestos containing materials, in any form, whether friable or non-friable; (vi) polychlorinated biphenyls; and (vii) any additional substances or materials, which are now or hereafter classified or considered to be hazardous or toxic under any federal, state, local or foreign Environmental Law (as defined below), ordinance, rule or regulation, now or hereinafter enacted, or the common law, or any other applicable laws relating to the Property.

7.3 Environmental Law(s). "Environmental Law(s)" means any federal, state or local or foreign statute, law, rule or regulation relating to: (a) releases, discharges, spills, leaks or emissions (or threatened releases, discharges, spills, leaks or emissions) of Hazardous Materials; (b) the manufacturer, handling, transport, use, treatment, storage or disposal of Hazardous Materials or materials containing Hazardous Materials; or (c) otherwise relating to pollution of the environment or the protection of human health.

7.4 AS-IS SALE. EXCEPT AS OTHERWISE EXPRESSLY STATED IN THIS AGREEMENT OR IN THE DEED, BUYER IS PURCHASING THE PROPERTY, AND THE PROPERTY SHALL BE CONVEYED AND TRANSFERRED TO BUYER "AS IS, WHERE IS, AND WITH ALL FAULTS," IN ITS PRESENT CONDITION, AND SPECIFICALLY AND EXPRESSLY WITHOUT ANY WARRANTIES, REPRESENTATIONS OR GUARANTIES, EITHER EXPRESS OR IMPLIED, OF ANY KIND, NATURE OR TYPE WHATSOEVER FROM OR ON BEHALF OF SELLER.

7.5 Buyer's Limited Representations and Warranties. Buyer represents and warrants to Seller that: (i) Buyer has the full power and authority to enter into and perform this Agreement in accordance with its terms; and (ii) the individual executing this Agreement on behalf of Buyer is authorized to do so and, upon his executing this Agreement, this Agreement shall be binding and enforceable upon Buyer in accordance with its terms. The foregoing representations and warranties shall survive for six (6) months after Closing.

Article VIII. CLOSING

8.1 Date, Time and Place of Closing. Subject to the satisfaction or waiver in writing of all conditions to either party's obligation to consummate the purchase and sale of the Property, the Closing will take place on the Closing Date at the Place of Closing.

8.2 Items to be Delivered at Closing.

a) By Seller. At or prior to Closing, Seller will deliver to Buyer, each of the following items:

(i) The Deed in the form of **Exhibit B**;

(ii) Evidence of Seller's authority to consummate this transaction; and

(iii) A Non-foreign Certification from Seller or other evidence satisfying the requirements of Section 1445 of the Internal Revenue Code.

b) By Buyer. At or prior to Closing, Buyer will deliver to Seller, or cause to be delivered to Seller, through escrow or directly to Seller, each of the following items:

(i) The balance of the Purchase Price in Current Funds;

(ii) Evidence of Buyer's authority to consummate this transaction; and

(iii) A Deed of Trust and Promissory Note setting forth the terms of financing as mutually agreed upon by the Parties.

Article IX. CLOSING COSTS AND PRORATIONS

9.1 Closing Costs. Seller and Buyer will each pay their respective attorneys' fees (except as provided in Section 10.1, Section 10.2 and Section 11.12 of this Agreement). Seller shall pay all recording costs. Buyer shall pay any and all costs associated with the financing of the Purchase Price of Deed of Trust of the Property by Buyer.

9.2 Prorations/Reconciliations.

(a) Real estate taxes and any private dues or assessments for maintenance or any other purposes respecting the development within which the Property is situated for the year in which the Closing occurs will be prorated to the date of Closing with Seller being deemed to own the Property on the date of Closing. If the Closing occurs before the amount of the taxes or the amount of dues or assessments is fixed for the year of Closing, the apportionment of same will be based upon the amount of the taxes or the amount of dues or assessments for the preceding year. Any special assessments which are due at the time of Closing shall be paid by Seller.

(b) Buyer will be responsible for arranging all utility services in its own name commencing as of 12:01 a.m. on the Closing Date. Seller will be responsible for all utility charges accrued prior to the Closing Date and Buyer will be responsible for all utility charges accruing after the Closing Date.

Article X. DEFAULT AND REMEDIES

10.1 Seller's Default: Buyer's Sole Remedies. If, within ten (10) days after written demand, Seller fails to consummate this Agreement in accordance with its terms, other than by reason of a termination of this Agreement by Seller or Buyer pursuant to a right to do so expressly provided for in this Agreement (except by reason of a default by the other party), Buyer may as its sole and exclusive remedy to terminate this Agreement by written notice to Seller.

Notwithstanding the foregoing, under no circumstances may Buyer seek or be entitled to recover any special, consequential, punitive, speculative or indirect damages (all of which Buyer specifically waives) from Seller for any breach by Seller or its obligations under this Agreement or of any representation, warranty or covenant of Seller hereunder. Buyer shall also have the right to enforce all provisions hereof which survive termination of this Agreement, notwithstanding the foregoing limitations.

10.2 Buyer's Default: Seller's Sole Remedies. If, within ten (10) days after written demand, Buyer fails to consummate this Agreement in accordance with its terms, other than by reason of a termination of this Agreement by Seller or Buyer pursuant to a right to do so expressly provided for in this Agreement (except by reason of a default by the other party), Seller's sole and exclusive remedy will be to terminate this Agreement by written notice to Buyer; provided that this provision shall not apply to any express indemnification obligation of Buyer set forth in this Agreement. Separate and in addition to the foregoing remedies, if any representation or warranty of Buyer is found to have been untrue at the time it was made, Buyer shall indemnify, defend and hold harmless Seller from any and all damages, claims or liabilities arising out of or related to the situation giving rise to the inaccuracy of the representation or warranty. Notwithstanding the foregoing, under no circumstances may Seller seek or be entitled to recover any special, consequential, punitive, speculative or indirect damages (all of which Seller specifically waives) from Buyer for any breach by Buyer or its obligations under this Agreement or of any representation, warranty or covenant of Buyer hereunder. Seller shall also have the right to enforce all provisions hereof which survive termination of this Agreement, notwithstanding the foregoing limitations.

Article XI. MISCELLANEOUS PROVISIONS

11.1 Assignment. Buyer may not assign its rights under this Agreement without obtaining the prior written consent of Seller, and any such assignment must provide that any assignee expressly assumes in writing all of the obligations of Buyer in this Agreement.

11.2 Risk of Loss. Subject to the express terms and conditions of this Agreement, risk of loss until Closing will be borne by Seller.

11.3 Notices. Any notice, approval, objection or other communication (for convenience, referred herein as a "**notice**") required or permitted to be given hereunder or given in regard to this Agreement by one party to the other will be in writing and the same will be given and be deemed to have been delivered, served and given (a) if delivered via courier (including "overnight delivery services"), when actually delivered to the address specified in Article I above of the person to whom notice is given, (b) if mailed, (except where actual receipt is specified in this Agreement) two (2) Business Days after deposit in the United States mail, postage prepaid, by certified mail, return receipt requested, addressed to the person to whom notice is given at the address specified in Article I above, (c) if sent by email, when the email is transmitted to the address provided above. Any party may change its address for notices by notice theretofore given in accordance with this Section and will be deemed effective only when actually received by the other party.

11.4 Entire Agreement. This Agreement and the exhibits attached hereto constitute the entire agreement between Seller and Buyer. The parties agree that there are no other covenants, agreements, promises, terms, provisions, conditions, undertakings, or understandings, either oral or written, between them concerning the Property other than those

herein set forth, and that no subsequent alteration, amendment, change, deletion or addition to this Agreement will be binding upon Seller or Buyer unless in writing and signed by both Seller and Buyer.

11.5 Headings. The headings, captions, numbering system, etc. are inserted only as a matter of convenience and may under no circumstances be considered in interpreting the provisions of this Agreement.

11.6 Binding Effect. All of the provisions of this Agreement are hereby made binding upon the personal representatives, heirs, successors, and assigns of both parties hereto. Where required for proper interpretation, words in the singular will include the plural; the masculine gender will include the neuter and the feminine, and vice versa. The terms "heirs, executors, administrators and assigns" will include "successors, legal representatives and assigns."

11.7 Time of Essence. Time is of the essence in each and every provision of this Agreement.

11.8 Unenforceable or Inapplicable Provisions. If any provision hereof is for any reason unenforceable or inapplicable, the other provisions hereof will remain in full force and effect in the same manner as if such unenforceable or inapplicable provision had never been contained herein, unless such unenforceable provision materially affects any material covenants set forth herein.

11.9 Counterparts; Copies. This Agreement may be executed in any number of counterparts, each of which will for all purposes be deemed to be an original, and all of which are identical. This Agreement, and any amendment to this Agreement, may be signed in one or more counterparts, and delivery of a signed facsimile copy, or delivery of a signed copy by email, will have the same effect as delivery of a signed original.

11.10 Electronic Transmission. The Parties consent to conduct any business related to and/or required under this Agreement by electronic means, including, but not limited to the receipt of electronic records and the use of electronic signatures. Subject to applicable law, electronic signatures shall have the same legal validity and effect as original hand-written signatures. Nothing herein prohibits the parties from conducting business by non-electronic means. If a party has consented to receive records electronically and/or to the use of electronic signatures, that party may withdraw consent at any point in the transaction by delivering written notice to the other party.

11.11 Applicable Law; Venue. This Agreement will be construed under and in accordance with the internal laws of the State of New Mexico without regard to principles of conflicts of laws. Venue for any action concerning or related to this Agreement shall be in the state or federal courts serving the County of Grant in the State of New Mexico.

11.12 Attorneys' Fees. In the event any legal action or other proceeding is brought for the enforcement or interpretation of this Agreement or because of an alleged misrepresentation in connection herewith, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses and costs of court incurred in addition to any other relief to which such party may be entitled. Attorneys' fees and expenses shall include, without limitation, paralegal fees, investigative fees, expert witness fees, administrative costs, all New Mexico gross receipts taxes applicable to same, and all other charges billed by the attorneys' to the prevailing

party. The limitation on recovery set forth in Section 10.1 and Section 10.2 shall not be construed to apply to attorneys' fees and expenses awarded pursuant to this Section 11.12.

11.13 Authority. Each person executing this Agreement, by his execution hereof, represents and warrants that he is fully authorized to do so, however, the parties will cooperate in providing appropriate proof to the other party of the authority of the signing person to bind the party.

11.14 Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed at the Closing, Seller and Buyer agree to perform such other acts, and to execute and deliver such other instruments and documents as either Seller or Buyer, or their respective counsel, may reasonably require in order to effect the intents and purposes of this Agreement.

11.15 Time Periods. Unless otherwise expressly provided herein, all periods for delivery or review and the like will be determined on a "calendar" day basis. If any date for performance, approval, delivery or Closing falls on a Saturday, Sunday or legal holiday (state or federal) in the State of New Mexico, the time therefor will be extended to the next Business Day.

11.16 No Recording. Seller and Buyer agree that neither this Agreement, a copy of this Agreement, nor any instrument describing or referring to this Agreement, will ever be filed of record in the records of the county in which the Land is located, and in the event this Agreement, a copy of this or any instrument describing or referring to this Agreement is so filed of record by Buyer or its agents, such act will be considered a default under this Agreement and Seller, at Seller's option, may terminate this Agreement and exercise any other rights or remedies of Seller under this Agreement for a default on the part of Buyer.

11.17 Interpretation. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be employed in the interpretation of this Agreement or in any amendments or exhibits thereto.

11.18 No Third Party Beneficiary. The provisions of this Agreement are for the exclusive benefit of Seller and Buyer hereto and no other party will have any right or claim against the Seller and Buyer, or either of them, by reason of those provisions or be entitled to enforce any of those provisions against the Seller and Buyer hereto, or either of them.

11.19 Provisions to Survive Closing. Notwithstanding any other provision of this Agreement, all of the provisions of this Agreement which require or provide for the performance or liability of either party hereto following the Closing will survive the Closing and the delivery of the Deed to Buyer.

11.20 Indemnity Limitation. To the extent, if at all, the terms of NMSA 1978, Section 56-7-1, as amended, are found by a court of competent jurisdiction to apply to any indemnity, hold harmless or insurance provision of this Agreement, such provision(s) shall be limited as required by applicable law in order for such provisions to be enforceable to the greatest extent allowed by applicable law.

11.21 Brokers. Each party represents to the other that it has not authorized any broker or finder to act on its behalf in connection with the sale and purchase hereunder. Each party agrees to indemnify and hold harmless the other from and against any and all claims, losses,

damages, costs or expenses of any kind or character arising out of or resulting from any agreement, arrangement or understanding alleged to have been made by such party with any other broker or finder in connection with this Agreement or the transaction contemplated hereby.

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Signature Page to Follow

EXECUTED to be effective as of the Effective Date.

SELLER:

____

Daniel E. Gorski

____

Patrice Gorski

BUYER:

Standard Silver Corporation

By: ______________________

Name: Wm Chris Mathers

Its: CFO

SCHEDULE OF EXHIBITS

Exhibit A	Legal Description
Exhibit B	Form of Quitclaim Deed

EXHIBIT A

LEGAL DESCRIPTION OF LAND

1) Parcel Number 3-121-098-296-008
   Account Number R078802

S: 01 T: 17S R: 21W S: 12 T: 17S R: 21W MINE: HOMESTEAD - MS 283 17.91 MineAcres 17.91 AC

2) Parcel Number 3-121-097-280-480
   Account: R078806

S: 01 T: 17S R: 21W S: 12 T: 17S R: 21W MINE: CARLISLE - MS 279 20.660 MineAcres 20.660 AC

3) Parcel Number 3-121-098-276-072
   Account Number R078803

S: 12 T: 17S R: 21W MINE: COLUMBIA - MS 284 19.46 MineAcres 19.46 AC

4) Parcel Number 3-121-098-472-200
   Account: R078801

S: 12 T: 17S R: 21W MINE: CARLISLE MILLSITE - MS 280 5.00 MineAcres 5.00 AC

Mineral Interests

A. CARLISLE MILLSITE, Patent No. 280, described as Section 12, Township 17S, Range 21W, comprising 5.00 Acres, more or less;

B. HOMESTEAD LODE, Patent No. 283, described as Section 12, Township 17S, Range 21W, comprising 17.91 Acres, more or less;

C. COLUMBIA LODE, Patent No. 284, described as Section 12, Township 17S, Range 21W, comprising 19.46 Acres, more or less; and

D. CARLISLE LODE, Patent No 279, described as Section 01, Township 17S, Range 21W, comprising 20.660 Acres, more or less.

EXHIBIT B

QUITCLAIM DEED

Daniel E. Gorski and joined pro forma by Patrice Gorski, his spouse, for purposes of conveying rights in any community property interest, but not creating any property interest, (hereinafter referred to as **"Grantor"**), whose address is 7 Copano Point Road, Rockport, Texas 78382, for good and valuable consideration paid to Grantor by Standard Silver Corporation, a Texas Corporation, (hereinafter referred to as **"Grantee"**), whose address is 539 El Paso Street, Sierra Blanca, Texas 79851, the receipt and sufficiency of which is hereby acknowledged, hereby quit claims, and GRANTS unto Grantee the real property in Grant County, New Mexico more particularly described in **Schedule 1** attached hereto and incorporated herein by reference, and including any and all right, title and interest in and to any and all oil, gas, minerals and mineral rights of every kind and nature in, under and that may be produced from the land, if any, with all rights and privileges appurtenant thereto.

SUBJECT, HOWEVER, TO taxes for the year 2024 and subsequent years and water rights, claims or title to water.

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Signature Page to follow

Witness Daniel and Patrice Gorskis hand and seal this 5 day of December, 2024.

GRANTOR:

Name: Daniel E. Gorski

Name: Patrice Gorski

STATE OF TEXAS ()
()
COUNTY OF ARANSAS ()

This record was acknowledged before me on December 5, 2024, by Daniel E. Gorski.

[stamp]

ARMANDO MARROQUIN
Notary Public, State of Texas
Comm. Expires 08-13-2026
Notary ID 12991950-6

Notary Public in and for the
State of Texas
Commission No. ~~08-13~~ 12991950-6
My Commission Expires: 08-13-2026

STATE OF TEXAS ()
()
COUNTY OF ARANSAS ()

This record was acknowledged before me on December 5, 2024, by Patrice Gorski.

[stamp]

ARMANDO MARROQUIN
Notary Public, State of Texas
Comm. Expires 08-13-2026
Notary ID 12991950-6

Notary Public in and for the
State of Texas
Commission No. 12991950-6
My Commission Expires: 08-13-2026

Schedule 1
to
Quitclaim Deed

(Legal Description)

1) Parcel Number 3-121-098-296-008
Account Number R078802
S: 01 T: 17S R: 21W S: 12 T: 17S R: 21W MINE: HOMESTEAD - MS 283 17.91 MineAcres 17.91 AC

2) Parcel Number 3-121-097-280-480
Account: R078806
S: 01 T: 17S R: 21W S: 12 T: 17S R: 21W MINE: CARLISLE - MS 279 20.660 MineAcres 20.660 AC

3) Parcel Number 3-121-098-276-072
Account Number R078803
S: 12 T: 17S R: 21W MINE: COLUMBIA - MS 284 19.46 MineAcres 19.46 AC

4) Parcel Number 3-121-098-472-200
Account: R078801
S: 12 T: 17S R: 21W MINE: CARLISLE MILLSITE - MS 280 5.00 MineAcres 5.00 AC

Mineral Interests

CARLISLE MILLSITE, Patent No. 280, described as Section 12, Township 17S, Range 21W, comprising 5.00 Acres, more or less;

HOMESTEAD LODE, Patent No. 283, described as Section 12, Township 17S, Range 21W, comprising 17.91 Acres, more or less;

COLUMBIA LODE, Patent No. 284, described as Section 12, Township 17S, Range 21W, comprising 19.46 Acres, more or less; and

CARLISLE LODE, Patent No 279, described as Section 01, Township 17S, Range 21W, comprising 20.660 Acres, more or less.